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                                                                   EXHIBIT 99.1

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               ----------------

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD       , 1998

                               ----------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph P. Nacchio and Robert S. Woodruff, officers of Qwest Communications International Inc. (the "Company"), with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of the Company registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the
Company's Special Meeting of Stockholders to be held at       a.m., local
time, on      , 1998 at          and at any postponement, continuation or
adjournment thereof, hereby revoking all proxies previously given with respect to the Special Meeting.

1. Approval of the issuance (the "Qwest Share Issuance") of Qwest common stock, par value $.01 per share (the "Qwest Common Stock"), pursuant to an Agreement and Plan of Merger dated as of March 8, 1998 (the "Merger Agreement") by and among Qwest, Qwest 1998-L Acquisition Corp., a wholly owned subsidiary of Qwest, and LCI International, Inc.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

2. To consider and vote upon a proposal to amend Qwest's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Qwest Common Stock from 400,000,000 shares to 600,000,000 shares (the "Qwest Certificate Amendment").

                    [_] FOR     [_] AGAINST     [_] ABSTAIN
  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE QWEST SHARE ISSUANCE AND THE QWEST CERTIFICATE AMENDMENT.

                                          Date:      , 1998

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature if held jointly

                                          PLEASE DATE AND SIGN ABOVE exactly
                                          as name(s) appear on your share
                                          certificate, and return this proxy
                                          promptly in the envelope provided.
                                          Executors, administrators, trustees,
                                          guardians, etc., should indicate
                                          capacity when signing. For stock
                                          held in joint tenancy, each joint
                                          owner should sign.

              [_] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING